As filed with the Securities and Exchange Commission on August 19, 2008

Registration No. 333-152004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGNICO-EAGLE MINES LIMITED

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

145 King Street East, Suite 400
Toronto, Ontario, M5C 2Y7

(Address, Including Zip Code, of Principal Executive Offices)

AGNICO-EAGLE MINES LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

and

AGNICO-EAGLE MINES LIMITED
AMENDED AND RESTATED INCENTIVE SHARE PURCHASE PLAN

(Full title of plan)

Gerald D. Shepherd, Esq.

Davies Ward Phillips & Vineberg LLP

625 Madison Avenue, 12th Floor, New York, NY 10022

Tel: (212) 588-5500

Fax: (212) 308-0132
(Name, address and telephone number, including area code of agent for service)

with a copy to:

Sean Boyd Agnico-Eagle Mines Limited 145 King Street East, Suite 400 Toronto, Ontario M5C 2Y7 (416) 947-1212	Patricia Olasker, Esq. Davies Ward Phillips & Vineberg LLP 1 First Canadian Place, Suite 4400 Toronto, Ontario, M5X 1B1, Canada (416) 863-0900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Explanatory Note

This Post-Effective Amendment No. 1 is being filed solely to add exhibits 4.1 (the Registrant’s Amended and Restated Employee Stock Option Plan) and 4.2 (the Registrant’s Amended and Restated Incentive Share Purchase Plan) to this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description

4.1	Agnico-Eagle Mines Limited Amended and Restated Employee Stock Option Plan (1)

4.2	Agnico-Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (1)

5.1	Legal Opinion of Davies Ward Phillips & Vineberg LLP(2)

23.1	Consent of Ernst & Young LLP(2)

23.2	Consent of Davis Ward Phillips & Vineberg LLP (contained in the opinion included as Exhibit 5.1) (2)

24.1	Power of Attorney (included in signature page of this Registration Statement) (2)

(1) Filed herewith

(2) Previously filed

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto in the province of Ontario, on August 19, 2008.

AGNICO-EAGLE MINES LIMITED

By:	/s/ Sean Boyd
Sean Boyd Vice Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the respective capacities.

August 19, 2008	/s/ Sean Boyd
Sean Boyd,
Vice Chairman and Chief Executive Officer and a Director
(Principal Executive Officer)

August 19, 2008	/s/ David Garofalo
David Garofalo,
Senior Vice-President, Finance and Chief Financial Officer and a Director
(Principal Financial and Accounting Officer)

August 19, 2008	*
Eberhard Scherkus,
President and Chief Operating Officer and a Director

August 19, 2008	*
James D. Nasso
Chairman of the Board of Directors

August 19, 2008	*
Douglas R. Beaumont,
Director

August 19, 2008	*
Bernard Kraft,
Director

August 19, 2008	*
Howard R. Stockford
Director

August 19, 2008	*
Mel Leiderman,
Director

3

August 19, 2008	*
Leanne M. Baker
Director and Authorized United States Representative

August 19, 2008	*
Pertti Voutilainen
Director

August 19, 2008
Clifford J. Davis

August 19, 2008
J. Merfyn Roberts

*By:	/s/ David Garofalo
David Garofalo
Attorney-in-Fact

4

EXHIBIT INDEX

Exhibit	Description

4.1	Agnico-Eagle Mines Limited Amended and Restated Employee Stock Option Plan (1)

4.2	Agnico-Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (1)

5.1	Legal Opinion of Davies Ward Phillips & Vineberg LLP(2)

23.1	Consent of Ernst & Young LLP(2)

23.2	Consent of Davis Ward Phillips & Vineberg LLP (contained in the opinion included as Exhibit 5.1) (2)

24.1	Power of Attorney (included in signature page of this Registration Statement) (2)

(1) Filed herewith

(2) Previously filed